                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

                                   [ ] Confidential, For Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MALAN REALTY INVESTORS, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [X]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2) Form, schedule or registration statement no.:

         (3) Filing party:

         (4) Date filed:

[MALAN REALTY INVESTORS, INC. 30200 TELEGRAPH RD - SUITE 105 - BINGHAM FARMS, MICHIGAN 48025-4503 - PHONE (248) 644-7110 - FAX (248) 644-7880 LOGO]








                                                                  March 27, 2000




Dear Shareholder:

         Your are cordially invited to attend the 2000 Annual Meeting of Shareholders of Malan Realty Investors, Inc. The meeting will be held on Wednesday, May 10, 2000 at 10:00 AM at the Hilton Northfield, 5500 Crooks Road, Troy, Michigan. We hope that you will be able to attend.

         Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of the Company's Annual Report.

         At this year's meeting you will be asked to elect five directors and ratify the appointment of Deloitte & Touche LLP as independent auditors. Your Board of Directors unanimously recommends a vote FOR the directors recommended by the Board and FOR ratification of the appointment of Deloitte & Touche as independent auditors.

         Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Please complete, sign, date and return the accompanying white proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting. Returning the proxy will not preclude you from voting in person at the meeting should you later decide to do so.

         Your cooperation in promptly signing, dating and returning the enclosed white proxy card is greatly appreciated. If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. at their toll free number. 1-800-322-2885.

         We look forward to another successful year.


                                                       Very truly yours,


                                                       /S/ Anthony S. Gramer
                                                       ---------------------
                                                       Anthony S. Gramer
                                                       President and CEO

                          MALAN REALTY INVESTORS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2000

To the Shareholders of
Malan Realty Investors, Inc.

     The Annual Meeting of Shareholders of MALAN REALTY INVESTORS, INC. (the "Company") will be held on Wednesday, May 10, 2000, at the Hilton Northfield, 5500 Crooks Road, Troy, Michigan, at 10:00 a.m., local time for the following purposes:

     1. To elect five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000; and

     3. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors currently knows of no other business to be presented by or on behalf of the Company.

     The Board of Directors has fixed the close of business on March 17, 2000 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting.

                                          By Order of the Board of Directors

                                          ANTHONY S. GRAMER,
                                          President

Bingham Farms, Michigan
March 27, 2000

     WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ABOUT THE MEETING...........................................      3
  What is the purpose of the Annual Meeting?................      3
  Who is entitled to vote?..................................      3
  What constitutes a quorum?................................      3
  How do I vote?............................................      3
  Can I change my vote after I return my proxy?.............      3
  What are the board's recommendations?.....................      4
  What vote is required to approve each matter to be voted
     upon at the meeting?...................................      4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      5
  Section 16(a) Beneficial Ownership Reporting Compliance...      5

ITEM 1 -- ELECTION OF DIRECTORS.............................      6

MANAGEMENT..................................................      6
  Directors and Executive Officers..........................      6
  The Board of Directors and Committees.....................      7
  Compensation of Directors.................................      7

EXECUTIVE COMPENSATION......................................      8
  Summary Compensation Table................................      8
  Stock Option Plan.........................................      9
  Other Compensation and Benefits...........................      9
  Total Option Exercises in 1999 and Year-End Option
     Values.................................................      9
  Report of the Compensation Committee......................     10
  Shareholder Return Performance Graph......................     11
  Certain Employment Arrangements...........................     11

ITEM 2 -- RATIFICATION OF SELECTION OF INDEPENDENT
  AUDITORS..................................................     12

OTHER MATTERS...............................................     12

COSTS OF PROXY SOLICITATIONS................................     12

PRESENTATION OF SHAREHOLDER PROPOSALS AT 2001 ANNUAL
  MEETING...................................................     12

ANNUAL REPORT...............................................     12

                          MALAN REALTY INVESTORS, INC.
                              30200 TELEGRAPH ROAD
                       BINGHAM FARMS, MICHIGAN 48025-4503

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2000

     This proxy statement contains information regarding the Annual Meeting of Shareholders of Malan Realty Investors, Inc. (the "Company") to be held Wednesday, May 10, 2000 at 10:00 a.m., local time, at the Hilton Northfield, 5500 Crooks Road, Troy, Michigan. The Company's Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals.

     You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. The enclosed proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions. This proxy statement provides you with information on the proposals and other matters that you may find useful in determining how to vote. The Company expects to mail this proxy statement on or about March 27, 2000.

                               ABOUT THE MEETING

What is the purpose of the Annual Meeting?

     At the Annual Meeting, the Company's shareholders will vote upon the matters outlined in the accompanying Notice of Meeting, including (i) the election of five directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified, and (ii) the ratification of the Board of Directors selection of the independent auditors. The Board of Directors does not propose to conduct any other business at the Annual Meeting. In addition, management will report on the performance of the Company during 1999 and will respond to questions from shareholders.

Who is entitled to vote?

     Only shareholders of record at the close of business on March 17, 2000 (the record date), are entitled to receive notice of the Annual Meeting and to vote those shares of Common Stock that they held on March 17, 2000. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting.

What constitutes a quorum?

     The attendance at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. As of the record date, March 17, 2000, 5,173,342 shares of Common Stock were outstanding. Proxies received but marked as abstentions and "broker non-votes" that may result from beneficial owners' failure to give specific voting instructions to their brokers or other nominees holding in "street name" will be counted as present to determine whether there is a quorum.

How do I vote?

     You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting, and obtain and submit a ballot. A ballot will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card. A properly completed and signed proxy card will be voted as you direct on the card.

     If you complete all of the proxy card except the voting instructions, then the designated proxies (Anthony S. Gramer, Michael K. Kaline and Elliott J. Broderick) will vote your shares for the election of the nominated directors and for the ratification of the Company's independent auditors. If any nominee for election to the board is unable to serve, which is not anticipated, or if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with their best judgment.

Can I change my vote after I return my proxy?

     You may revoke your proxy and change your vote at any time before it is exercised by any of the following means: (i) by notifying the Secretary of the Company in writing of your revocation, (ii) by submitting a later dated proxy or
(iii) by attending
the Annual Meeting and indicating that you intend to vote your shares yourself. If you attend the Annual Meeting, Messrs. Gramer, Kaline and Broderick, still have authority to vote your shares in accordance with your instructions on the proxy unless you indicate at the Annual Meeting that you intend to vote your shares yourself.

What are the board's recommendations?

     Unless you give different instructions on the proxy card, Messrs. Gramer, Kaline and Broderick will vote in accordance with the recommendations of the Board of Directors. The board recommends a vote:

     FOR election of the nominated slate of directors (see pages 6-7); and

     FOR ratification of Deloitte & Touche LLP as the Company's independent auditors for 2000 (see page 12).

With respect to any other matter that properly comes before the Annual Meeting, Messrs. Gramer, Kaline and Broderick will vote as the board recommends or, if the board gives no recommendation, as they determine in their discretion.

What vote is required to approve each matter to be voted upon at the meeting?

     ELECTION OF DIRECTORS. Five directors are to be elected at the meeting. The affirmative vote of the holders of a plurality of the votes cast at the meeting is required for the election of directors. A properly signed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted for the director(s) so indicated, but it will be counted to determine whether there is a quorum.

     RATIFICATION OF AUDITORS. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to ratify the Board of Directors' appointment of Deloitte & Touche LLP as the Company's independent auditors for 2000.

     OTHER MATTERS. If any other matter properly comes before the Annual Meeting, its resolution will be determined by the affirmative vote of the holders of a majority of votes cast at the meeting.

     EFFECT OF BROKER NON-VOTES AND ABSTENTIONS. Since the election of directors and the ratification of the board's appointment of auditors will be determined by votes cast rather than by a percentage of the shares present, "broker non-votes" and abstentions will not affect the election of directors or the ratification of auditors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 17, 2000, at which time there were 5,173,342 shares of the Company's Common Stock outstanding. In preparing this table, the Company has relied upon information supplied by its officers, directors, and certain shareholders and upon information contained in filings with the Securities and Exchange Commission.

NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES    PERCENT OF SHARES
------------------------------------                          ----------------    -----------------
Anthony S. Gramer...........................................       352,450(1)            6.66%
  30200 Telegraph Road
  Bingham Farms, Michigan 48025
Michael K. Kaline...........................................       102,566(2)            1.95%
Elliott J. Broderick........................................        65,816(3)            1.26%
Robert D. Kemp, Jr..........................................        13,583(4)               *
William McBride III.........................................        17,039(5)               *
William F. Pickard..........................................        10,158(6)               *
Richard T. Walsh............................................         9,539(7)               *
Directors and Executive Officers as a Group (consisting of
  seven individuals named)..................................       571,151(8)           10.45%
Kensington Investment Group, Inc............................       496,350               9.59%
  4 Orinda Way
  Orinda, California 94563
Schwartz Investment Trust...................................       474,300               9.17%
  312 Walnut Street, 21st Floor
  Cincinnati, Ohio 45202
Peter T. Kross..............................................       467,160               9.03%
  248 Grosse Pointe Blvd.
  Grosse Pointe Farms, Michigan 48236
The Prudential Insurance Company of America.................       452,297(9)            8.04%
  751 Broad Street
  Newark, New Jersey 07102-3777
Putnam Investments, Inc.....................................       273,513               5.29%
  One Post Office Square
  Boston, Massachusetts 02109

---------------
 *  Less than 1%

(1) Includes 4,235 shares registered in Mr. Gramer's name as custodian for his son and 120,000 shares subject to vested stock options held by Mr. Gramer. Excludes 5,525 shares owned by Mr. Gramer's sons, who share, his household. See "Management -- Stock Option Plan."

(2) Includes 96,100 shares subject to vested stock options. See
    "Management -- Stock Option Plan."

(3) Includes 59,550 shares subject to vested stock options. See
    "Management -- Stock Option Plan."

(4) Includes 4,500 shares subject to vested stock options. See
    "Management -- Compensation of Directors."

(5) Includes 5,500 shares subject to vested stock options. See
    "Management -- Compensation of Directors."

(6) Includes 4,792 shares subject to vested stock options. See
    "Management -- Compensation of Directors."

(7) Includes 3,000 shares subject to vested stock options. See
    "Management -- Compensation of Directors."

(8) See Notes 1 through 7 above.

(9) Includes, 449,647 shares that The Prudential Insurance Company of America has the right to acquire through the conversion of convertible debentures of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("insiders") file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company, a March 1999, Form 4 was not filed in a timely manner for Mr. Broderick, an officer of the Company. Except for this filing, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner.

                        ITEM 1 -- ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. All of the nominees are presently members of the Board of Directors. An affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors.

     The Board of Directors recommends that you vote FOR the election of the individuals named below for election to the board.

                                                                   YEAR FIRST
NAME OF NOMINEE                                               ELECTED AS A DIRECTOR
---------------                                               ---------------------
Anthony S. Gramer...........................................          1986
Robert D. Kemp, Jr..........................................          1994
William McBride III.........................................          1994
William F. Pickard..........................................          1994
Richard T. Walsh............................................          1994

     Although the board has no reason to believe that any of the nominees are unable or unwilling to serve if elected, if any nominee is unable or unwilling to serve, the board may designate a substitute nominee. In that case, Messrs. Gramer, Kaline and Broderick will vote for the board's substitute nominee. Additional information regarding the nominees is contained under the caption "Management" below.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors consists of five members. Under the Company's Amended and Restated Articles of Incorporation, at least three of the Company's Directors must be "Independent" (i.e., not affiliated with the Company). All Directors serve for a term of one year or until the election of their respective successors. Officers of the Company serve at the pleasure of the Board of Directors.

     Biographical information for each of the executive officers and the members of the Board of Directors is contained below.

     ANTHONY S. GRAMER, age 57, is the President, Chief Executive Officer and a director of the Company, as well as an associate real estate broker of the Company. Mr. Gramer joined the Company in 1981 and acquired all of the outstanding shares of the Company's Common Stock in 1986. From 1972 until 1981, Mr. Gramer served in various executive capacities at companies in the real estate, banking and mortgage industries. Prior to 1972, Mr. Gramer was a member of the audit staff of Touche Ross & Co., now known as Deloitte & Touche. Mr. Gramer is also a past chairman of the legislative committee of the Mortgage Bankers Association of Michigan. Mr. Gramer has been a director of the Company since 1986.

     MICHAEL K. KALINE, age 37, serves as Vice President of the Company. Since joining the Company in 1984, Mr. Kaline has been responsible for overseeing the leasing of the Company's entire portfolio of properties. In addition, Mr. Kaline is responsible for acquisition, development, and property management and is an associate real estate broker of the Company.

     ELLIOTT J. BRODERICK, age 42, is the Chief Accounting Officer of the Company and oversees the accounting and reporting functions of the Company, as well as regulatory and tax compliance, short-term investments, information systems and fiscal planning and budgets. Prior to joining the Company in 1991, Mr. Broderick was employed for seven years by Plante & Moran, Michigan's largest regional CPA firm. Mr. Broderick is a certified public accountant and a licensed real estate sales person and is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants.

     ROBERT D. KEMP, JR., age 59, is currently a director of the Company. Mr. Kemp is a co-founder of Wilson, Kemp and Associates, Inc., where he has served as the President, Chief Operating Officer and a director since 1968. Wilson, Kemp and Associates, Inc., is a wholly owned subsidiary of Comerica Incorporated. In addition, Mr. Kemp currently serves as a director of Wholesale Auto Receivables Corporation, a wholly-owned subsidiary of General Motors Acceptance Corporation. Mr. Kemp also serves as the Treasurer, a director and a member of the Executive Committee of the Detroit and Wayne County Tuberculosis Foundation. Mr. Kemp has been a director of the Company since 1994.

     WILLIAM MCBRIDE III, age 40, is currently a director of the Company. Mr. McBride is a private consultant to health-care, real estate and other businesses. Until March 1999, Mr. McBride was Chairman of the Board and Chief Executive Officer of Assisted Living Concepts, Inc., an owner/operator of assisted living facilities based in Portland, Oregon and a listed company on The American Stock Exchange ("AMEX"). He served as Chairman of the Board since August of 1994, and CEO since October 1997. Prior to joining Assisted Living Concepts, Inc. in the full time position of CEO, Mr. McBride co-founded LTC Properties, Inc., a real estate investment trust ("REIT"), where he was President, Chief Operating Officer and Board member from August 1992 to October 1997. Prior to co-founding LTC Properties, Mr. McBride served from April 1988 to July 1992 as Vice President, Controller and Chief Accounting Officer of Beverly Enterprises, Inc., an owner/operator of long-term care facilities, retirement living facilities and pharmacies. Prior to that, Mr. McBride worked at Ernst & Young, an international accounting and consulting firm. Mr. McBride has been a director of the Company since 1994.

     WILLIAM F. PICKARD, age 59, is currently a director of the Company. Dr. Pickard has served as the Chairman of the Board and Chief Executive Officer of Regal Plastics Company since 1985. Dr. Pickard currently serves as a director of Michigan National Corporation (a bank holding company and a subsidiary of National Australia Bank), WTVS (the Detroit educational television station), National Association of Black Automotive Suppliers, Detroit Economic Development Corporation, Michigan Cancer Foundation and Detroit Science Center. Dr. Pickard is also a member of the U.S. Advisory Committee for Trade Policy and Negotiations and the Executive Board of the National Association for the Advancement of Colored People. From 1983 until 1987, Dr. Pickard was also Chairman of the Board of Directors of the African Development Foundation. Dr. Pickard has been a director of the Company since 1994.

     RICHARD T. WALSH, age 64, is currently a director of the Company. Mr. Walsh is President of RT Enterprises, a private firm involved in business consulting and investments, where he has served in that capacity since 1992. Since July 1994, Mr. Walsh has also served as Chairman of Pioneer Industries, Inc., a manufacturer of steel doors and frames. Mr. Walsh served as the President and Chief Executive Officer of Core Industries, Inc., a New York Stock Exchange listed company, from 1991 until 1992 and as President and Chief Operating Officer of Core Industries, Inc. from 1986 until 1991. From 1982 until 1992, Mr. Walsh also served as a Director of Core Industries, Inc. Mr. Walsh is also a director of Ottawa Financial Corporation (a bank holding company), a Trustee of Walsh College and a member of the Financial Executive Institute. Mr. Walsh has been a director of the Company since 1994.

THE BOARD OF DIRECTORS AND COMMITTEES

     During 1999, the Board of Directors of the Company held eleven meetings. The Board of Directors has two standing committees: a two-member Audit Committee and a two-member Compensation Committee. During 1999, each director attended at least 75% of the aggregate meetings of the Board of Directors and every committee meeting of the Board on which he served. Directors fulfill their responsibilities not only by attending board and committee meetings, but also through communication with the Chief Executive Officer and other members of management on matters that affect the Company.

     The Audit Committee consists of William McBride III and Richard T. Walsh. The Compensation Committee consists of Robert D. Kemp, Jr. and William F. Pickard.

     The Audit Committee is responsible for providing oversight and review of the Company's auditing, accounting and financial reporting processes, including overseeing and reviewing the Company's audit results and monitoring the effectiveness of the Company's internal audit function. In addition, the Audit Committee recommends to the Board of Directors the appointment of the independent auditors. The Audit Committee met four times during 1999.

     The Compensation Committee is responsible for establishing compensation and benefit policies for the Company's executive officers and administering the Company's 1994 Stock Option Plan. The Compensation Committee met three times during 1999.

     Under the Company's Amended and Restated Articles of Incorporation, at least three of the Company's directors must be "Independent" (i.e., not affiliated with the Company). Messrs. Kemp, McBride, Pickard and Walsh are all Independent.

COMPENSATION OF DIRECTORS

     The Company pays its directors who are not employees of the Company an annual fee of $12,000 plus $1,000 for each regular meeting of the Board of Directors attended, plus travel expenses. In 1999, the Company incurred costs of $64,000 relating to the services of Messrs. Kemp, McBride, Pickard and Walsh for serving as directors of the Company and as members of a committee of the Board of Directors. The Company also paid Mr. McBride $7,396 in travel expenses in 1999 for the meetings he attended in person.

     Pursuant to the terms of the Malan Realty Investors, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Directors Stock Option Plan"), each non-employee Director of the Company is automatically granted a non-qualified stock option to purchase 1,000 shares of Common Stock of the Corporation following the Annual Meeting of the Board of Directors. In the event a vacancy arises on the Board of Directors following the Annual Meeting of Shareholders in any year and a non-employee director is nominated to fill such vacancy prior to December 31 of the same year, such non-employee Director would automatically be granted an option to acquire 1,500 shares of Common Stock (instead of the normal 1,000 share grant) immediately following the next Annual Meeting of the Board of Directors. Following each Annual Meeting of the Board of Directors thereafter, the non-employee director would receive the normal 1,000 share grant, assuming he is re-elected to the board.

     The aggregate number of shares of Common Stock issuable under the Directors Stock Option Plan is 80,000, subject to certain adjustments. All options granted must have an exercise price equal to the fair market value of the underlying shares on the date of grant. Options vest upon grant but do not become exercisable by the director until six months following the date of grant. Options remain exercisable until the tenth anniversary of the date of grant or, if earlier, until one year after the director ceases to be a member of the board.

     Messrs. Kemp, McBride, Pickard and Walsh were each granted options on May 13, 1999, to acquire 1,000 shares of Common Stock at an exercise price of $15.375 per share.

     Under the Company's 1995 Stock Compensation Plan for Non-Employee Directors (the "Stock Compensation Plan"), non-employee directors may make an election each year to receive all or a portion of their director's compensation for the following calendar year in the form of Common Stock of the Company instead of cash. Once made, the election is irrevocable for the following year's compensation. The number of shares to be paid to a director in lieu of cash compensation is determined based on the closing price of the Common Stock on the New York Stock Exchange on the day before the compensation is earned by a director (i.e., the closing price on the day before a board meeting). For 1999, Messrs. Kemp and Pickard received 100% of their directors' compensation in the form of Common Stock of the Company, and Messrs. McBride and Walsh received 50% of their directors' compensation in the form of Common Stock of the Company.

                             EXECUTIVE COMPENSATION

     The following table provides information over the last three calendar years on the annual and long-term compensation for the chief executive officer and the other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                           ---------------------------------------
                                             ANNUAL COMPENSATION                      AWARDS               PAYOUTS
                                      ----------------------------------   -----------------------------   -------
                                                               OTHER       RESTRICTED   NUMBER OF SHARES                 ALL
                                                               ANNUAL        STOCK         UNDERLYING       LTIP        OTHER
                                                            COMPENSATION     AWARDS        OPTIONS(1)      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS         ($)           ($)             (#)            ($)         ($)
---------------------------    ----   --------   --------   ------------   ----------   ----------------   -------   ------------
Anthony S. Gramer............  1999   $307,500   $ 29,000          --         --              --             --         $5,000(3)
  President, Chief             1998   $287,500   $200,000          --         --              --             --         $5,000(3)
  Executive Officer and
    Director                   1997   $287,500         --          --         --              --             --         $4,750(3)

Michael K. Kaline............  1999.. $154,000   $ 31,000      $6,945(2)      --              --             --         $3,217(3)
  Vice President               1998   $147,000   $120,000      $7,327(2)      --              --             --         $4,627(3)
                               1997   $137,500         --      $6,910(2)      --              --             --         $3,223(3)

Elliott J. Broderick.........  1999   $100,000   $ 31,000      $6,945(2)      --              --             --         $5,000(3)
  Chief Accounting Officer     1998   $ 95,000   $ 93,000      $7,327(2)      --              --             --         $3,083(3)
                               1997   $ 82,500         --      $6,910(2)      --              --             --         $2,683(3)

---------------
(1) See "Stock Option Plan."

(2) Loan forgiveness by Company.

(3) Amount of employer's contribution to the Malan Realty Investors, Inc. 401(k) Profit Sharing Plan ("401(k) plan").

STOCK OPTION PLAN

     Prior to the Company's initial public offering in June 1994 (the "IPO"), the Company adopted The Malan Realty Investors, Inc. 1994 Stock Option Plan (the "Stock Option Plan") to enable employees of the Company to participate in the ownership of the Company. The Stock Option Plan is designed to align the interests of management with those of the shareholders, to provide employees with incentives to stay with the Company, to attract new employees with outstanding qualifications and to promote the success of the Company's long-term business objectives.

     Under the Stock Option Plan, executive officers and employees of the Company may be granted options to acquire shares of Common Stock of the Company. The Stock Option Plan is administered by the Compensation Committee, which is authorized to select the executive officers and other employees to whom Options are to be granted. No member of the Compensation Committee is eligible to participate in the Stock Option Plan.

     The Compensation Committee determines the number of options to be granted to an employee. However, in accordance with the requirements of the Internal Revenue Code for performance-based compensation, the provisions of the Stock Option Plan limit the total number of option shares that the Compensation Committee may grant to an executive officer during any single year to 100,000 shares.

     The exercise price of each option is equal to the fair market value of the underlying shares on the date of grant. With the exception of those options granted on the date of the IPO, options vest over a five-year period at the rate of 20% per year, beginning on the first anniversary of the date of grant. If an option holder's employment is terminated within the first year of the date of grant for any reason other than death, disability, or retirement, the right to exercise the option is forfeited. If an option holder's employment is terminated more than one year after the date of grant for reasons other than death, disability, retirement, or cause, the option may be exercised to the extent it was exercisable at the time of termination of employment. If the termination of employment is for cause, the right to exercise the option is also forfeited. If the termination of employment is because of death, disability, or retirement, the option may be exercised in full. No option may be exercised ten years after the date of grant.

     Notwithstanding the foregoing paragraph, the Compensation Committee may accelerate the vesting of any option that has been held by an option holder for at least six months from the date of grant of the stock option.

     No options were granted under the Stock Option Plan in 1999 to the executive officers.

OTHER COMPENSATION AND BENEFITS

     Messrs. Gramer, Kaline and Broderick also receive medical, group life insurance and other benefits (including matching contributions under the company's 401(k) plan) that are available generally to all of the Company's full-time employees.

TOTAL OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1999. This table also shows the value on that date of the "in-the-money" options, which is the positive spread, if any, between the exercise price of existing stock options and $13.375 per share (the closing market price of the Company's Common Stock on December 31, 1999).

                                                                             NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              VALUE       OPTIONS AT YEAR-END(#)        OPTIONS AT YEAR-END($)
                                           SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
NAME                                         ON EXERCISE        $       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                       ---------------   --------   -----------   -------------   -----------   -------------
Anthony S. Gramer........................          0           $  0       108,220        15,680           $0             $0
Michael K. Kaline........................          0              0        86,270        12,880           $0             $0
Elliott J. Broderick.....................        300           $469        51,860        10,740           $0             $0

                      REPORT OF THE COMPENSATION COMMITTEE

     Compensation Philosophy. The Company's compensation philosophy has been to pay its officers a competitive base salary and also to offer incentive-based compensation. In keeping with this philosophy, the Company established the Stock Option Plan for employees (including executive officers). The Company has not, however, made any grants under the Stock Option Plan in the last three years. In addition, at the time of the IPO, Anthony S. Gramer, the President and Chief Executive Officer (the "CEO") of the Company, contributed 10% of his personally-owned shares of the Company as restricted stock awards to employees of the Company.

     Base Salaries. The Compensation Committee established the 1999 base salaries for the executive officers based on a review of each executive officer's salary for the previous year, his position and level of responsibility in the Company, management's assessment of his expected future contribution to the Company, and salaries of executives of other similar real estate investment trusts. The Compensation Committee considers the salaries of Messrs. Gramer, Kaline and Broderick to be reasonable under these criteria.

     Bonuses. The maximum total bonuses the Company will pay to its executive officers and employees for a given year will not exceed 50% of the increase in the Company's funds from operations over the previous year. Once the aggregate maximum amount is determined, the Compensation Committee has the discretion to award all or any portion of that bonus pool based on the CEO's recommendation and the Compensation Committee's evaluation of the Company's and the individual's performance.

     Based on the Company's 1999 earnings, its increase in funds from operations and the Company's bonus formula, the bonus pool for 1999 could have been as high as $328,000. However, the 1999 bonus pool was set at $150,000 by the Compensation Committee. The bonus pool was allocated as follows: $91,000 for executive officers and $59,000 for staff.

     Corporate Tax Deduction in Excess of $1 Million a Year. Section 162(m) of the Internal Revenue Code, generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table in the proxy statement to $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit. Although Company policy does not require the Compensation Committee to qualify compensation awarded to executive officers for deductibility under Section 162(m), the Compensation Committee does consider the cost to the Company in making all compensation decisions. The Company's 1994 Stock Option Plan described in this proxy statement complies with the requirements for performance-based Compensation under Section 162(m).

     Compensation of the CEO. The Compensation Committee determined the 1999 base salary of the CEO based upon the Company's performance and the CEO's salary for the previous years. The Compensation Committee, based on the Company's bonus formula, awarded the CEO a discretionary bonus for his 1999 performance, which amount was included in the $150,000 bonus pool discussed above.

     Going forward, the Compensation Committee will continue to (i) determine the compensation to be paid by the Company to the CEO and other executive officers; (ii) review the compensation and benefits programs, policies and practices of the Company; and (iii) administer the Company's Stock Option Plan. The Compensation Committee is committed to maintaining competitive salary levels for the CEO and the other executive officers of the Company and will continue to place an emphasis on performance-based compensation.

                           THE COMPENSATION COMMITTEE

                              Robert D. Kemp, Jr.
                               William F. Pickard

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph sets forth the cumulative total returns on a $100 investment in each of the Company's Common Stock, the S&P Composite -- 500 Stock Index and the NAREIT Equity REIT Total Return Index (the "Equity REIT Index") for the period December 31, 1994 through December 31, 1999 (assuming, in all cases, the reinvestment of dividends). The Company has selected the Equity REIT Index because it believes the Equity REIT Index offers shareholders the most meaningful basis for assessing total shareholder return on the Common Stock and comparing it to the results of comparable REITs.

     The following graph assumes that the value of the investment in the Company and each of the indices was $100 at the beginning of the period.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                   THE COMPANY, THE NAREIT EQUITY REIT TOTAL
                       RETURN INDEX AND THE S&P 500 INDEX
LINE GRAPH

                                                                               NAREIT EQUITY REIT
                                             MALAN REALTY INVESTORS, INC.      TOTAL RETURN INDEX             S&P 500 INDEX
                                             ----------------------------      ------------------             -------------
12/31/94                                                100.00                       100.00                      100.00
12/31/95                                                104.29                       115.27                      137.43
12/31/96                                                153.25                       155.92                      168.98
12/31/97                                                188.15                       187.51                      225.37
12/31/98                                                181.78                       154.70                      289.78
12/31/99                                                172.35                       147.55                      350.72

     Please note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

CERTAIN EMPLOYMENT ARRANGEMENTS

     In 1994, the Company entered into an employment agreement with Anthony S. Gramer (the "Agreement") whereby Mr. Gramer agreed to remain in the employ of the Company for two years following the IPO. Following the expiration of this initial term, the Agreement automatically renewed itself for one-year terms unless either party gave the other 90 days' notice terminating the Agreement. In December of 1999, the Company and Mr. Gramer amended the Agreement to provide for a new four year term of employment commencing January 1, 2000 and ending December 31, 2003. The Agreement then automatically renews itself for one-year terms unless either party gives the other 90 days' notice terminating the Agreement.

     The Agreement provides for annual base compensation to Mr. Gramer subject to an annual review and increase by the Compensation Committee and an annual business travel stipend in the amount of $50,000. Beginning in 1995, the Company and Mr. Gramer agreed that, in lieu of the business travel stipend, the Company would pay directly or reimburse Mr. Gramer for the actual amount of any Company related travel expenses. As noted in the Summary Compensation Table, Mr. Gramer's current base salary is $307,500, and the Agreement provides that this amount may not be reduced. The Agreement also includes provisions restricting Mr. Gramer from competing directly or indirectly with the Company during the term of his employment with the Company and for one year thereafter.

     The Company entered into Change-in-Control Agreements with Messrs. Gramer (in the form of an amendment to his employment agreement), Kaline and Broderick in 1997. The agreements provide that if a change in control of the Company occurs during the person's employment, Messrs. Gramer, Kaline and Broderick shall receive lump sum payments of $1,000,000, $500,000 and $250,000, respectively, and each individual is also entitled to receive, at the Company's expense, health insurance for their respective lifetimes.

          ITEM 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent auditors for 2000. Deloitte & Touche LLP also served as the Company's independent auditors last year. Although shareholder approval of the appointment is not required by law and is not binding on the Board of Directors, the board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

     The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and will have an opportunity to make a statement at the meeting if they desire to do so. The Company also expects that the such representatives of Deloitte & Touche LLP will be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote FOR the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2000.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be determined by the shareholders at the Annual Meeting; however, if any other matter is properly brought before the meeting, Messrs. Gramer, Kaline and Broderick, intend to vote in accordance with the board's recommendation or, if there is no recommendation, in their own discretion.

                          COSTS OF PROXY SOLICITATION

     The Company will pay the cost of preparing, assembling, and mailing the proxy material. Mackenzie Partners, Inc. has been hired to assist the Company with the solicitation of proxies for a fee of $5,000 and reimbursement for reasonable out of pocket expenses. In addition, the Company's directors, officers and regular employees may solicit proxies by mail, telephone, facsimile, or in person, but they will receive no additional compensation for such work. The Company will also request brokers and other custodians and nominees to forward proxy materials to the beneficial owners of the Common Stock. The Company will reimburse the brokers and other custodians and nominees for their reasonable expenses in complying with this request.

          PRESENTATION OF SHAREHOLDER PROPOSALS AT 2001 ANNUAL MEETING

     Any shareholder proposal intended to be presented for consideration at the Annual Meeting to be held in the year 2001 must be received by the Company at 30200 Telegraph Road, Suite 105, Bingham Farms, Michigan 48025-4503 by the close of business on November 27, 2000. If the date of the year 2001 Annual Meeting is changed by more than 30 days from the date the meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for the meeting. Proposals should be sent to the attention of the President. A person may submit only one proposal for inclusion in the proxy materials, and the proposal, including any accompanying supporting statement, may not exceed 500 words.

                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1999, including financial statements audited by Deloitte & Touche LLP, independent accountants, and their reports dated January 27, 2000, is being furnished with this proxy statement. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO THE COMPANY'S EXECUTIVE OFFICES: MALAN REALTY INVESTOR SERVICES, 30200 TELEGRAPH ROAD, SUITE 105, BINGHAM FARMS, MICHIGAN 48025-4503.

     Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                   By Order of the Board of Directors,

                                   ANTHONY S. GRAMER
                                   President

March 27, 2000

                          MALAN REALTY INVESTORS, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 10, 2000

  The undersigned appoints each of Anthony S. Gramer, Michael K. Kaline and Elliott J. Broderick (the "Proxies"), with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Malan Realty Investors, Inc. on Wednesday, May 10, 2000, and at any adjournment, and to vote at the meeting all shares of Common Stock that the undersigned is entitled to vote at the meeting in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS (1) AND (2) IF NO INSTRUCTION IS PROVIDED.

  If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment, the majority of said Proxies so present and voting, either in person or by substitution, shall exercise all of the powers given by this proxy. The undersigned revokes any proxy previously given to vote at the Annual Meeting.

           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEMS 1 AND 2                                    Please mark your vote as
                                                 indicated in this example [ x ]

   1.  ELECTION OF DIRECTORS

       [  ]  FOR all nominees listed below

       [  ]   WITHHOLD AUTHORITY
              to vote for all nominees listed below

       [  ]  *EXCEPTIONS




       (Nominees: Anthony S. Gramer, Robert D. Kemp, Jr., William McBride III, William F. Pickard, and Richard T. Walsh)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "exceptions" box and write that nominee's name in the space provided below.)

*Exceptions_____________________________________________________________________

   2.  RATIFICATION OF INDEPENDENT AUDITORS


       Ratification of the selection of Deloitte & Touche LLP as independent auditors for 2000.

       [ ] FOR

       [ ] AGAINST

       [ ] ABSTAIN

   3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                        _________________________________
                                        Signature if held jointly

                                        _________________________________
                                        Signature

                                        Dated:_____________________, 2000


  PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.



                                       2